UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 29, 2005

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6680 N. Highway 49
Lino Lakes, MN	55014
(Address of Principal Executive Offices)	(Zip Code)

(651) 784-1250
 (Registrant’s Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)

Philip M. Lynch resigned as Chief Executive Officer and Chairman of the Board of Northern Technologies International Corporation (“NTIC”) on July 29, 2005.  Mr. Lynch had served in these positions since 1979.  Although Mr. Lynch has resigned as a voting member of NTIC’s Board of Directors, he will remain as Chairman Emeritus of the Board of Directors and consult on special projects.  The Board of Directors thanks Mr. Lynch for his many years of service to NTIC.

Mehmet A. Gencer resigned as President and Chief Operating Officer of NTIC on July 29, 2005.  Dr. Gencer will remain an independent consultant to NTIC.  The Board of Directors also thanks Mr. Gencer for his service to NTIC and looks forward to working with Dr. Gencer in his new role as an independent consultant.

(c)

G. Patrick Lynch was elected as President of NTIC by NTIC’s Board of Directors on July 29, 2005.  He previously served as President of North American Operations of NTIC, a position he had held since May 2004.  From May 2000 to May 2004, he served as President and Co-Chief Executive Officer, Vice President of Strategic Planning and Corporate Secretary of NTIC.  Prior to joining NTIC, Mr. G.. Patrick Lynch held positions in sales management for Fuji Electric Co., Ltd in Tokyo, Japan, and programming project management for BMW AG in Munich, Germany.  Mr. G. Patrick Lynch received an M.B.A. degree from the University of Michigan Business School in Ann Arbor, Michigan.  He is the son of Mr. Philip M. Lynch.

Mr. G. Patrick Lynch is also an officer, director and shareholder of Inter Alia Holding Company, a financial and management consulting firm which beneficially owns 25.1% of NTIC’s outstanding common stock.  Mr. Philip M. Lynch is also an officer, director and shareholder of Inter Alia.  Inter Alia and NTIC are parties to a manufacturer’s representative agreement pursuant to which Inter Alia is paid commissions on the net proceeds of sales of NTIC’s products.  Inter Alia earned commissions of approximately $88,558 for the nine months ended May 31, 2005 and approximately $99,239, $51,882 and $66,420 for the fiscal years ended August 31, 2004, 2003 and 2002, respectively.

Pierre Chenu, a current director of NTIC, was elected by NTIC’s Board of Directors on July 29, 2005 as Interim Chairman of the Board.

(d)

The Board of Directors of NTIC elected Jean-Guy Joseph Coulombe and Vera Kallmeyer as new directors of NTIC on July 29, 2005.  Both Mr. Coulombe and Ms. Kallmeyer were also appointed to serve on the Strategic Planning Committee of the Board of Directors.  Other Board committee memberships have not been determined at this time.  There is no arrangement or understanding between either Mr. Coulombe or Ms. Kallmeyer and any other persons pursuant to which Mr. Coulombe or Ms. Kallmeyer was selected as a director.  Neither Mr. Coulombe nor Ms. Kallmeyer has a direct or indirect material interest in any existing or currently proposed transaction to which NTIC is or may become a party.

Mr. Jean-Guy Joseph Coulombe currently serves as President of Metso Minerals Company.  Mr. Coulombe previously served in an engineering capacity at Outokumpu Technology from 2002 to 2004.  From 1989 to 2002, Mr. Coulombe was in the equipment manufacturing division of Sandvik Mining & Construction Company.

Ms. Kallmeyer currently serves as Managing Partner of Equity4Health LLC, a financial and investment management and consulting firm she founded in 2002.  Ms. Kallmeyer also serves as a Consulting Professor at Stanford School of Medicine, Department of Neurosurgery, where she teaches classes in entrepreneurship and company formation.  From 1998 to 2002, Ms. Kallmeyer served as Managing Partner of Veritas Venture Partners LLC, a financial and investment management and consulting firm.  From 1994 to 1998, she served as Chief Financial Officer and Vice President of Corporate Development of Aviron Inc., a NASDAQ listed biopharmaceutical company that was subsequently acquired by MedImmune, Inc.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

A press release issued by NTIC on August 2, 2005, announcing the management changes described under Item 5.02 above is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

          (c)     Exhibits.

Exhibit No.	Description

99.1	Press Release issued August 2, 2005

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer

Dated: August 2, 2005

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release issued August 2, 2005	Furnished herewith